EXHIBIT 10.1

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                                                                         ANNEX A

                            1995 STOCK OPTION PLAN OF
                           VIDEOLAN TECHNOLOGIES, INC.
                    (Amended and Restated as of May 15, 1996)

     1. Definitions

     "Board of Directors" shall mean the Board of Directors of the Corporation as constituted from time to time or a committee of the Board of Directors to which responsibility for the administration of the Plan has been delegated.

     "Cancellation Notice" shall mean the notice given by the Corporation to an Optionee pursuant to Section 15B hereof notifying him of the cancellation of his Option.

     "Cash Payment Election" shall mean the right described in Section 8 hereof of an Optionee to elect to receive cash upon exercise of an Option.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Common Stock" shall mean shares of common stock of the Corporation.

     "Corporation" shall mean VideoLan Technologies, Inc. and its subsidiaries, if any.

     "Exercise Price per Share" with respect to an Option shall mean the price, as set forth in the Optionee's Option Agreement and as determined by the Board of Directors, at which the Optionee may exercise such Option; provided, however, that the Exercise Price per Share shall not be less then 100% of the Fair Market Value Per Share at the time such Option is granted (110% of Fair Market Value


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per Share in the case of an Incentive Stock Option described in Section 16B hereof).

         "Fair Market Value per Share" of the Corporation's Common Stock on a Trading Day shall mean the last reported sale price for Common Stock (regular way) or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices (regular way ) for the Common Stock for such Trading Day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ")

or any comparable system or, if the Common Stock is not listed on NASDAQ or a comparable system, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Corporation for that purpose, or, if the Fair Market Value per Share cannot be determined under the preceding clauses of this sentence, it shall be determined in good faith by the Board of Directors. In addition, for purposes of this definition, a "Trading Day" shall mean, if the Common Stock is listed on any


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national securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Stock was affected on such exchange on such business day, or, if the Common Stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one "eligible dealer" quoted both a bid and asked price for the Common Stock. An "eligible dealer" for any day shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for such day.

     "Incentive Stock Option" shall mean an Option which will qualify as an Incentive Stock Option within the meaning of Section 422 of the Code or any applicable successor provision of the Code.

     "Option" shall mean a stock option granted to an Optionee pursuant to the Plan. An Option may be either an Incentive Stock Option or one which does not qualify as an Incentive Stock Option.

     "Option Agreement" shall mean the agreement between the Corporation and an Optionee evidencing the award of an Option pursuant to the Plan and setting forth the terms and conditions of the Option.

     "Optionee" shall mean a person to whom an Option is granted pursuant to the Plan. Unless otherwise provided herein, the term "Optionee" shall include Director Participants as defined in Section 6A of the Plan.


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     "Plan" shall mean this 1995 Stock Option Plan of the Corporation.

     "Shares" shall mean the shares of Common Stock which may be issued pursuant to the Plan.

     2. Purpose of the Plan. The purpose of the Plan is to secure for the Corporation and its shareholders the benefits arising from capital stock ownership by officers, directors, consultants and other key employees of the Corporation who are expected to contribute to the Corporation's future growth and success.


     3. Administration. The Plan shall be administered by the Board of Directors or a Stock Option Committee designated by the Board of Directors to act on its behalf. Subject to the express provisions of the Plan, the Board of Directors shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which Options and Cash Payment Elections shall be granted and the number of shares to be subject to each Option and Cash Payment Election. In making such determinations, the Board of Directors may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Corporation's success and such other factors as the Board of Directors, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Board of Directors shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the


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respective Option Agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan.

     4. Number of Shares. The aggregate number of Shares in respect to which Options may be granted under the Plan is 2,000,000 Shares, subject to adjustment in accordance with Section 12 hereof. Shares covered by the unexercised portions of any terminated or cancelled Options shall be available to become subject to Options granted thereafter. Shares subject to the portions of Options which are surrendered in connection with the exercise by Optionees of Cash Payment Elections shall not be available to become subject to Options granted thereafter. Upon any exercise of an Option, the number of Shares with respect to which the Option may thereafter be exercised by the Optionee shall no longer include the sum of the Shares purchased upon exercise plus the Shares, if any, covered by a Cash Payment Election upon such exercise.

     5. Grant of Options to Officers, Consultants and Key Employees. The Board of Directors may, at any time prior to February 28, 2005, grant Options to such officers, consultants and employees of the Corporation as the Board of Directors may select. Such Options shall cover such number of Shares as the Board of Directors shall designate, subject to the other provisions of the Plan.

     6. Grants of Options to Directors.

          A. General Provisions. At any time prior to February 28, 2005 and subject to the terms and conditions of this Section 6,


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commencing on the effective date (the "Effective Date") of a registration statement of the Corporation an Form SB-2 or other appropriate form, which may be filed with the Securities and Exchange Commission, pursuant to which the Common Stock of the Corporation will be registered for sale in an underwritten public offering (the "Offering"), and continuing annually thereafter with the Annual Meeting of stockholders of the Corporation held in the year following the Effective Date, each person who is serving as a director of the Corporation on the date of grant and who is not a common law employee of the Corporation (hereinafter referred to as a "Director Participant") shall automatically be granted Option(s) to purchase ten thousand (10,000) shares of Common Stock, subject to availability under the Plan. The date of each such grant following the initial grant of Options on the Effective Date shall be annually, on the third trading date following the later of (i) the date on which the Annual Meeting of the Corporation's stockholders, or any adjournment thereof, is held in each calendar year, or (ii) the date on which the Corporation's earnings for the fiscal quarter immediately preceding such Annual Meeting date are released to the public. In addition, an initial grant of an Option to purchase ten thousand (10,000) shares of Common Stock shall automatically be granted to each individual who is first elected as a director of the Corporation (and who is not a common law employee of the Corporation) after the "date of grant" specified in the immediately preceding sentence. Such initial grant shall be made on the third trading date following the effective date of such


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election. The form of the Options granted pursuant to this Section 6 shall be non-qualified stock options. The Exercise Price per Share with respect to Options granted pursuant to this Section 6 shall be the Fair Market Value per Share at the date of the grant. Notwithstanding anything to the contrary contained in the immediately preceding sentence, the Exercise Price per Share with respect to Options granted on the Effective Date pursuant to this Section 6 shall be the initial public offering price per share of the Common Stock of the Corporation to be sold in the Offering. Notwithstanding anything to the contrary contained in this Section 6A, no Director Participant shall be granted in the aggregate Option(s) to purchase in excess of thirty thousand (30,000) shares of Common Stock.

          B. Exercisability of Options. Each Option granted under this Section 6 by its terms shall be exercisable for ten years from the date of the grant. An Option granted pursuant to this Section shall become exercisable with respect to one hundred percent (100%) of the shares covered immediately on the date of grant.

          C. Ineligibility for Other Grants. Any Director Participant who receives an Option granted pursuant to this Section 6 shall be ineligible to receive any other grant or award under any other Section of this Plan and the provisions of Section 5 hereof shall not apply to such Director Participant.

          D. The Board of Directors. The provisions of this Section 6 shall be administrated by the Board of Directors solely


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in accordance with the terms hereof; provided, however, that the Board of

Directors shall maintain the authority to interpret this Section of the Plan and to make all determinations permitted by this Section 6 or deemed necessary for its administration.

          E. Amendment. The provisions of this Section 6 shall not be amended more than one time in any six-month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated thereunder.

     7. Option Agreements. Each award of an Option pursuant to the Plan shall be evidenced by an Option Agreement between the Optionee and the Corporation. Each Option Agreement shall specify the number of Shares covered by such Option and the Exercise Price per Share and shall contain such terms and conditions not inconsistent with the Plan as the Board of Directors in its sole discretion shall deem appropriate (which terms and conditions need not be the same in each Option Agreement and may be changed from time to time). Each Option Agreement may require as conditions of exercise that the Optionee provide such investment representations with respect to, and enter into such agreements concerning the sale and transfer of, the Shares receivable by the Optionee upon exercise, as the Board of Directors shall deem appropriate. Each Option Agreement for an Option which is not an Incentive Stock Option shall provide for the withholding of income taxes and


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employment taxes that the Corporation determines it is required to withhold upon the exercise of an Option.

     8. Cash Payment Election.

          A. In connection with any Option granted under the Plan which is not an Incentive Stock Option, the Board of Directors may grant Cash Payment Elections to such Optionees as the Board of Directors may select, either at the time such Option is granted or thereafter at any time prior to the exercise or termination of such Option. The terms and conditions regarding each Cash Payment Election shall be evidenced in the Option Agreement, or an amendment thereto if granted subsequent to issuance of an Option.

          B. A Cash Payment Election shall entitle the Optionee, simultaneously with a purchase of Shares upon exercise of a portion of an Option, to surrender for cash an additional unexercised (but then exercisable) portion of the Option covering, at the Optionee's election, a number of Shares no greater than the number of Shares being purchased upon such exercise. In exchange for the unexercised portion of the Option so surrendered, the Corporation shall pay to the Optionee a cash amount equal to the product of (i) the excess of (A) the Fair Market Value per Share on the date the Option is exercised over (B) the Exercise Price per Share, times (ii) the number of Shares with respect to which the Cash Payment Election is made.

     9. Term of Option. Each Option Agreement shall specify the date or dates on which the Option granted thereunder may be exercised. Except as provided in

Section 6B hereof with respect to


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Options granted to Director Participants, each Option Agreement may provide for exercise of the Option in installments on such terms and conditions as the Board of Directors may determine. The period of each Option shall be fixed by the Board of Directors but shall in no case exceed ten years from the date of grant of such Option.

     10. Non-Transferability of Option Rights. Options shall not be transferable except by will or the laws of descent and distribution. During the lifetime of an Optionee, such Optionee's Option shall be exercisable only by the Optionee.

     11. Effect of Termination of Employment or Death.

          A. Upon the termination of employment of any Optionee or, in the case of an Optionee who is a Director Participant, termination of his services as a director (for any reason other than death), all rights under any Options hold by such Optionee shall cease; provided, however, that the Option Agreement may provide that (1) the rights which were immediately exercisable by the Optionee at the date of such termination of employment or services as a director may be exercised by the Optionee subject to such conditions, provisions or limitations as may be set forth in the Option Agreement, during a period not exceeding five years after the date of such termination, but in no case after ten years from the date of grant of the Option or (2) if the Optionee enters into a consulting agreement with the Company upon termination of employment, the rights which were not immediately exercisable by the Optionee at the date of such termination of employment will


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remain in effect subject to such conditions, provisions or limitations as may be set forth in the Option Agreement.

          B. Upon the termination of employment of any Optionee or, in the case of an Optionee who is a Director Participant, termination of his services as a director, by reason of his death, or on the death of any Optionee within three months following the termination of his employment or services as a director, if during such period the Optionee was entitled pursuant to the express terms of an Option Agreement to exercise his rights under such Option Agreement, all rights under any Options held by such Optionee shall cease; provided, however, that the Option Agreement may provide that the rights which were immediately exercisable by the Optionee at the date of his death may be exercised by legal representatives or beneficiaries of the Optionee during a period specified in the Option Agreement, not exceeding three years after the date of the Optionee's death, but in no case after ten years from the date of grant of the Option.

     12. Stock Dividend, Merger, Consolidation, Etc.


          A. In the event there is any change in the Common Stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend or otherwise, there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject, or which may become subject to any option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be


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exchanged, or to which each such share be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an "incentive stock option" for purposes of Section 422 of the Code or any applicable successor provision of the Code.

          B. Upon (i) the merger or consolidation of the Corporation with or into another corporation, if the agreement of merger or consolidation does not provide for (x) the continuance of the options granted hereunder, or (y) the substitution of new options granted hereunder, or for the assumption for such options by the surviving corporation, or (ii) the dissolution, liquidation, or sale of substantially all the assets, of the Corporation, the holder of any such option theretofore granted and still outstanding (and not otherwise expired) shall have the right immediately prior to the effective date of such merger, consolidation, dissolution, liquidation or sale of assets to exercise such option(s) in whole or in part without regard to any installment provision that may have been made part of the terms and conditions of such option(s); provided that any conditions precedent to the exercise of such options, other then the passage of time, have occurred. The Corporation, to the extent practicable, shall give advance notice to affected Optionees of such merger, consolidation, dissolution,


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liquidation or sale of assets. All such options which are not so exercised shall be forfeited as of the effective time of such merger, consolidation, dissolution, liquidation or sale of assets.

     13. Rights as a Stockholder. An Optionee shall have no rights as a stockholder with respect to any Shares covered by an Option until such Optionee shall have become the holder of record of any such Shares.

     14. Determinations. Each determination, interpretation or other action made or taken pursuant to the provisions of the Plan by the Board of Directors, and each determination of Fair Market Value per Share shall be final and conclusive for all purposes and shall be binding upon all persons, including, without limitation, the Corporation and all Optionees, and their respective successors and assigns.


     15. Amendment, Termination and Modification of the Plan and Agreements.

          A. The Board of Directors may at any time or from time to time terminate, suspend or amend the Plan in whole or in part (including amendments deemed necessary or desirable to conform to any change in the law or regulations applicable hereto); provided, however, that without approval of the stockholders of the Corporation, no such action may increase the number of Shares with respect to which Options may be granted; provided, further, that except as set forth in paragraphs 15B and 15C below, no such amendment or termination shall affect any Options theretofore granted without the consent of the Optionee of such Option.


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          B. Notwithstanding the foregoing provisions or this Section 15, each
Option Agreement may provide that the Corporation shall have the right to terminate the rights of any Optionee to exercise any Options, effective 30 days after receipt by the Optionee of a Cancellation Notice from the Corporation. The Corporation may issue a Cancellation Notice only in connection with (i) the sale of substantially all of the Corporation's assets, or (ii) a merger, consolidation or other corporate transaction in which the Corporation would not be the surviving entity. The Cancellation Notice shall afford the Optionees the right to exercise all Options held by such Optionee with respect to all Shares covered thereby (even if they would not otherwise have become exercisable with respect to all such Shares at that time) during the period prior to the effective date of the termination.

          C. Notwithstanding the foregoing provisions of this Section 15, each Option Agreement may contain the consent of the Optionees to any amendment to the Plan and Option Agreement which the Board of Directors, in its sole discretion and upon advice of legal counsel, may deem necessary or advisable to enable the exercise of Options to comply with any applicable rules and regulations of the Securities and Exchange Commission, including, without intending any limitation, any amendment which would exempt such exercise from the operation of Section 16 of the Securities Exchange Act of 1934, as amended.

     16. Incentive Stock Options. Options granted under the Plan which are intended to be Incentive Stock Options shall be


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specifically designated as Incentive Stock Options and shall be subject to the following additional terms and conditions:

          A. Dollar Limitations. The aggregate fair market value (determined as of the date of the option grant and consistent with Section 422(c)(7) of the Code or any applicable successor provision of the Code) of the Common Stock with respect to which Incentive Stock Options granted under the Plan (and under any other incentive stock option plans of the Corporation) are exercisable for the first time by any employee in any one calendar year shall not exceed $100,000, except as set forth in Section 15B hereof.

          B. 10% Stockholder. If any Optionee to whom an Incentive Stock Option is to be granted under the Plan is at the time of the grant of such Option the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, then the following special provisions shall be applicable to the Incentive Stock Option granted to such Optionee:

          (1) The Exercise Price per Share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share at the time of grant; and

          (2) The Option exercise period shall not exceed five years from the date of grant.

     Except as modified by the preceding provisions of this Section 16B, all the provisions of the Plan shall be applicable to Incentive Stock Options granted hereunder.

     17. No Special Employment Rights. Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any


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Optionee any right with respect to the continuation of such Optionee's employment by the Corporation or interfere in any way with the right of the Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of such Option.

     18. Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, any Incentive Stock Options previously granted under the Plan shall terminate, and no further Incentive Stock Options shall be granted. Subject to this limitation, Options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     19. Governing Law. The Plan and all determinations made and actions taken pursuant thereto shall be governed by the internal laws of the State of Delaware and construed in accordance therewith without giving effect to the principles of conflict of laws thereof.


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